SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               GimmeaBid.com, Inc.



         Delaware                                     8400                                 91-2028529
(State or other jurisdiction of             (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)              Classification Code Number)                 Identification No.)


                            174-G World Trade Center
                              2050 Stemmons Freeway
                                P. O. Box 420132
                               Dallas, Texas 75342
                                  (214)752-6070
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                                 J. Michael Wood
                               GimmeaBid.com, Inc.
                              2050 Stemmons Freeway
                                P. O. Box 420132
                               Dallas, Texas 75342
                                  (214)752-6070
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              GARY R. HENRIE, ESQ.
                               FABIAN & CLENDENIN
                          215 South State, 12th. Floor
                           Salt Lake City, Utah 84111
                                 (801) 531-8900
                               Fax: (801) 531-1716


            Approximate date of commencement of proposed sale of the
             securities to the public: from time to time after this
                    registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______


                                          Calculation of Registration Fee


 Title of Each Class        Amount to be       Proposed Maximum      Proposed Maximum         Amount of
 of Securities to be         Registered       Offering Price Per    Aggregate Offering    Registration fee
      Registered                                     Unit                 Price
----------------------- --------------------- -------------------- --------------------- --------------------

 Common Stock ($0.001        1,500,000              $ 19.00            $ 28,500,000            $ 7,524
      par value)

 Common Stock (1)            1,200,000              $ 19.00            $ 22,800,000            $ 6,019
----------------------- --------------------- -------------------- --------------------- --------------------
Total                        2,700,000              $ 19.00            $ 51,300,000           $ 13,543
----------------------- --------------------- -------------------- --------------------- --------------------



(1) Selling Stockholder's stock registration fee was calculated pursuant to Rule 457(c) of Regulation C using the current offering price of $19.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS

                    SUBJECT TO COMPLETION, DATED MAY 1, 2000
                              (printed in red ink)

                                2,700,000 Shares

                         (Company Logo Printed in Color)

                                  Common Stock

         Of the 2,700,000 shares of Common Stock offered hereby, 1,500,000 are being sold by GimmeaBid.com, Inc. ("GimmeaBid.com" or the "Company") and 1,200,000 are being registered for the benefit of the selling stockholders as hereinafter defined. Prior to this offering (the "Offering"), there has been no public market for the Common Stock of the Company. It is currently estimated that the public offering price will be $19.00 per share. The Company will apply for quotation on the Over-The-Counter Market of its Common Stock under the symbol "GBID". At the present time neither any National Securities Exchange nor the NASDAQ stock market lists the securities offered. This offering will expire April 30, 2001. There is no minimum investment amount. There is also no minimum offering amount and an escrow service will not be used. The proceeds from this offering will be immediately available to the Company.

                       ----------------------------------

             The Common Stock offered hereby involves a high degree
             of risk. See "Risk Factors" commencing on page 6 for a
                       discussion of certain factors that
                 should be considered by prospective investors.

                       ----------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
       ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATIONS TO THE
                        CONTRARY ARE A CRIMINAL OFFENSE.


   Title of Each       Amount to be         Proposed          Proposed         Commissions,     Net Proceeds
     Class of           Registered          Maximum           Maximum           Discounts,         to the
 Securities to be                        Offering Price      Aggregate       And Underwriting      Company
    Registered                              Per Unit       Offering Price      Expenses (2)
-------------------- ------------------ ----------------- ----------------- ------------------- --------------

   Common Stock          1,500,000          $ 19.00         $ 28,500,000           15%           $24,225,000
($0.001 par value)

 Common Stock (1)        1,200,000          $ 19.00         $ 22,800,000            -                 -
-------------------- ------------------ ----------------- ----------------- ------------------- --------------
Total                    2,700,000          $ 19.00         $ 51,300,000            -            $24,225,000
-------------------- ------------------ ----------------- ----------------- ------------------- --------------


(1) The selling security holders may from time to time sell the separate shares on any securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then correct market price or at negotiated prices. The separate shares may be sold directly or through broker-dealers. We note that our common stock is not listed on any exchange or quotation system at the present time.
(2) There are no prior agreements for the purchase of these common shares. GimmeaBid.com's officers and directors will attempt to offer and sell all of the shares on a best efforts basis. We may use a registered broker dealer to assist us, although at this time no such broker has been identified. If a broker-dealer is used, we will allow a maximum commission of 15% on broker sales.

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale
            is not permitted. (Printed in red ink along left margin)


               The date of this prospectus is ____________, 2000.

                               PROSPECTUS SUMMARY

         The following information is qualified in its entirety by the more detailed information and the Financial Statements and Notes thereto appearing elsewhere. This Prospectus may contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results and the timing of certain events could cause or contribute to such differences including those discussed under "Risk Factors," as well as those discussed elsewhere in this Prospectus.

                                   The Company

         The primary business purpose of GimmeaBid.com is to use the Internet to create a real-time wholesale auction of used automobiles between auto dealers, both independent and franchised. Until now, auto dealers have both bought and sold vehicles through regional auctions located across the U.S. The process is time consuming, expensive, and frequently requires dealers to travel for extended periods of time. A recent survey found that approximately 17% of all dealers travel in excess of 200 miles to attend these regional auctions. The used auto industry represents $361 Billion in 1999 and is projected to grow to $388 Billion by 2004.

         GimmeaBid.com now presents the auto industry with a unique and profoundly superior method to buy and sell vehicles of all types through an on-line wholesale auction. For the first time, multiple buyers and sellers, across the U.S. will be able to simultaneously interact and transact e-commerce sales of virtually any type of vehicle on a more cost effective and productive basis. It is a timely adaptation of Internet enabled technology to the existing national dealer market. This auction will, for the first time ever, broaden the scope of wholesale auctions from a fragmented and regionally limited level, to a national scope.

         GimmeaBid.com will create significant value by aggregating buyers and sellers, creating marketplace liquidity, and driving down traditional transaction costs. Buyers will benefit significantly by having the nation's used vehicle inventory at their fingertips, giving them more choices, lower inventory requirements, and driving down acquisition costs both in terms of time and money. Sellers benefit significantly by having access to a larger pool of buyers than has ever been available through traditional methods that significantly increases their liquidity.

         By capturing 1% market share of the nation's wholesale auto market, GimmeaBid.com's gross revenue is projected to be approximately $22,500,000.00 by December 31, 2001. We believe, however, by being first to revolutionize this particular market through the power of the Internet, the process will be compelling to dealers everywhere and we will exceed our goals. In addition, the Internet auction site will allow almost any increase in volume without the usually correlated increase in operating expense.

         GimmeaBid.com envisions this auction to be comprehensive for the auto dealer where they can meet their inventory and liquidity needs, buy parts and accessories, purchase extended warranties, various insurance products, and make shipping arrangements.

                                  The Offering


Securities  Offered        2,700,000,000  common shares of GimmeaBid.com  common
                           stock, of which 1,500,000 common shares are being offered by the Company and 1,200,000 are being offered by selling stockholders.

Use of Proceeds            We will receive $ 24,225,000  if all of the 1,500,000
                           shares offered by the Company on a "best efforts" basis are purchased. We intend to use any proceeds from such sale for the approximations set forth below:

                                                                                        % of Total
                                                                                        ----------

                           Sales, Marketing, & Advertising             $15,585,000         55 %
                           General & Administrative Expense            $ 1,001,598         3.5%
                           Research, Development, & Hardware           $   417,000         1.5%
                           Offering Expenses                           $ 4,347,043 (1)     15 %
                           Working Capital                             $ 7,149,359         25 %
                                                                       ------------
                                    Total                              $28,500,000

         (1) Includes a commission allowance of 15% for commissions provided that a broker-dealer is used in this offering that equates to $ 4,275,000.

This offering              This offering will close whenever all of the shares
will expire                are sold, or April 30,2001, whichever comes first.

                                  RISK FACTORS


         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS OR FINANCIAL CONDITION.

         IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

         THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FOREWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

         IF OUR BUSINESS DOES NOT DEVELOP AS PLANNED IT IS LIKELY THAT INVESTORS WILL LOSE THEIR MONEY.

OUR OPERATING HISTORY IS LIMITED AND OUR BUSINESS MODEL IS UNPROVEN

         Because we have not yet begun operations, it is difficult to evaluate our business or our prospects. Our web site development will be completed on or around May 15, 2000 and we will begin beta testing it for reliability. We anticipate launching the site on or around July 1, 2000. Our revenue and income potential is unproven and our business model is still emerging. To date, we have not earned any revenue from operations. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. We have lost money since we began operations and, as of March 31, 2000, we had a loss of $
0.03 per share and a loss of $0.19 per share for 1999. We currently derive our revenue for day-to-day operations from investment dollars. We plan to invest heavily in sales, marketing, and advertising, infrastructure development, and applications development. As a result, we expect that we will continue to lose money through 2000. The Company may never achieve or sustain profitability.

WE DEPEND ON THE ADOPTION OF INTERNET SOLUTIONS

         Our business model depends on the adoption of Internet solutions by commercial users. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

              - inadequate development of the necessary infrastructure for communication speed, access and server reliability;

              -  security and confidentiality concerns;

              -  lack  of  development  of  complementary   products,   such  as
                 high-speed modems and high-speed communication lines;

              -  implementation of competing technologies;

              - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and

              -  government regulation.

         We expect Internet use to grow in number of users and volume of traffic. The Internet infrastructure may be unable to support the demands placed on it by this continued growth. If these factors limit the acceptance or effectiveness of Internet solutions, our business could suffer dramatically.

         Growth in the demand for our applications and services depends on the adoption of Internet solutions by automotive industry participants, which requires the acceptance of a new way of conducting business and exchanging information. The automotive industry participants, in particular, rely on regional brick and mortar auctions to meet their liquidity needs. To realize the benefits of our applications and services, automotive industry participants must be willing to allow sensitive information such as credit card numbers and personal preferences as to the types, make, models, and price ranges of vehicles to be stored in our databases.

OUR BUSINESS IS AFFECTED BY RAPIDLY CHANGING TECHNOLOGIES

         Automobile auctions, information exchange, and online transaction processing is a relatively new and evolving market. The pace of change in our market is rapid and we anticipate frequent new product introductions and evolving industry standards. We may be unsuccessful in responding to technological developments and changing customer needs in which case investor capital may be lost. In addition, our application and service offerings may become obsolete due to the adoption of new technologies or standards.

WE FACE SECURITY AND NETWORK RISKS

         While we do not process the entire transaction for our customers, we will be processing a 2.5% sales commission through credit card transactions via the Internet. We retain confidential customer information in our processing center. Therefore, it is critical that our facilities and infrastructure remain secure and that our facilities and infrastructure are perceived by the marketplace to be secure. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.

         In addition, we rely on the efficient operation of Internet connections from customers to our systems. These connections, in turn, depend on the efficient operation of Web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our applications and services and harm our business.

CHANGES IN THE AUTOMOTIVE INDUSTRY COULD AFFECT OUR BUSINESS

         The automobile industry is highly subject to consumer spending which is subject to political, economic, and regulatory influences. These factors affect the purchasing practices and operation of both new and used auto dealerships, and directly impact their purchasing habits. Any changes in consumer spending on vehicles could directly and materially impact our activity with retail dealers. Changes in current auto dealers' practices and operations could cause us to make unplanned enhancements of applications or services, or result in delays or cancellations of enhancements or developments of our applications and services. If we are unable to keep our business in sync with the needs and circumstances of the automobile industry generally, it is likely that investors will lose their investment.

         Many automobile retailers are consolidating to create dealerships with greater market power. These dealerships may try to use their market power to negotiate price reductions for our applications and services. If we were forced to reduce our prices, our operating results would suffer. As the auto dealership industry consolidates, competition for customers will become more intense and the importance of acquiring each customer will become greater.

GOVERNMENT REGULATION COULD AFFECT OUR BUSINESS

         The retail auto industry is highly regulated and is subject to changing political, economic, and regulatory influences. Federal and State legislatures have periodically considered programs that would affect the retail auto industry. These programs often contain proposals to increase governmental involvement in auto sales or otherwise change the environment in which auto industry participants operate. Auto industry participants may respond by reducing their investment in the necessary hardware, software, and connectivity that would allow them to access and utilize our applications and services. We do not know what effect any proposals would have on our business.

         Our business could become subject to government regulation. Laws and regulations may be adopted with respect to the Internet or other on-line services covering issues such as:

- user privacy;

- pricing

- content;

- copyrights;

- distribution; and

- characteristics and quality of products and services.

         Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, licensing and reporting requirements, licensing requirements for dealers, licensing requirements for traditional auctions, reporting and licensing requirements for brokering the sale of vehicles, licensing for shipping or transporting vehicles, or brokering transportation services, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.

OUR QUARTERLY OPERATING RESULTS MAY VARY

         We expect that our quarterly revenue and operating results may fluctuate as a result of a number of factors, including:

- changes in our strategic relationships,

- the cyclical nature of the automobile business,

- future acquisitions;

- our entry into new vehicle markets;

- new customers;

- new application and service offerings;

- software defects, delays in development and other quality factors;

- customer demand for our applications and services;

- our ability to meet project milestones or customer expectations;

- our mix of product sales, service revenues, and transaction commissions;

- variability in demand for Internet-based solutions;

- changes within the automobile industry; and

- seasonality of demand.

         We expect to increase activities and spending in substantially all of our operational areas. We base our expense levels in part upon our expectations concerning future revenue and these expense levels are relatively fixed in the short-term. If we have lower revenue, we may not be able to reduce our spending in the short-term in response. Any shortfall in revenue would have a direct impact on our results of operations. Fluctuations in our quarterly results could affect the market price of our common stock in a manner unrelated to our long-term operating performance. For these and other reasons, we may not meet the earnings estimates of securities analysts or investors and our stock price could suffer.

WE MAY FACE PRODUCT RELATED LIABILITES

         While we, and our customers, test our applications, they may contain defects or result in system failures. In addition, our applications and services may experience problems in security, availability, scalability or other critical features. These defects or problems could result in the loss of or delay in generating revenue, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation or increased insurance costs and/or subject the Company to suit in a civil court.

         Many of our strategic relationships and services agreements involve providing information technology services to our customers. If we fail to meet our customers' expectations, our reputation could suffer and we could be liable for damages. Finally, we could become liable if confidential information is disclosed inappropriately.

         Our user agreements limit our liability arising from our errors; however, these provisions may not be enforceable and may not protect us from liability. While we will plan to purchase general liability insurance that we believe is adequate, including coverage for errors and omissions, we may not be able to maintain this insurance on reasonable terms in the future. In addition, our insurance may not be sufficient to cover large claims and our insurer could disclaim coverage on claims. If we are liable for an uninsured or underinsured claim or if our premiums increase significantly, our financial condition could be materially harmed.

WE MAY NEED TO OBTAIN FUTURE CAPITAL

         We expect that the money generated from this offering, combined with our current cash resources, will be sufficient to meet our requirements for at least the next twenty-four months. We will be facing the payment of $367,000.00 to Integrated Concepts, Inc. which is the remaining balance of a $1,500,000.00 obligation incurred for development and programming. If we are unsuccessful in this offering, this debt could put the Company at risk financially. If this is the case, we may be forced to seek out alternative financing which may include debt or securities of another class, type or price. There can be no assurance that this type of financing will be available to us or that it will be on terms that make it practical.

         However, we may raise additional financing to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. We may need to raise additional funds by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We may be unable to raise any additional amounts on reasonable terms when they are needed.

OUR COMMON STOCK PRICE MAY BE VOLATILE

         You may not be able to resell your shares at or above the $19.00 offering price due to a number of factors, including:

- the inability of GimmeaBid.com to development a public market in its common shares;

- actual or anticipated quarterly variations in our operating results;

- changes in expectations of future financial performance or changes in estimates of securities analysts;

- announcements of technological innovations;

- announcements relating to strategic relationships;

- customer relationship developments; and

- conditions affecting the Internet or automobile industries, in general.

         The trading price of our common stock may be volatile. The stock market in general, and the market for technology and Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. If this were to happen to GimmeaBid.com, litigation would be expensive and would divert management's attention as well as create an unanticipated expense which would directly impact any earnings.

WE DEPEND ON OUR KEY PERSONNEL

         Our success will depend significantly on our senior management team and other key employees. At the present time, we do not have key-man life insurance on senior management. The loss of any member of senior management could lead to an inability of the business of GimmeaBid.com to function and a loss of investor money.

         We need to attract, integrate, motivate and retain additional highly skilled employees. In particular, we need to add two additional persons to our team as quickly as possible and as soon as our budget makes this practical. These additions will also increase our monthly operating expenses.

FUTURE SALES OF SHARES COULD AFFECT OUR STOCK PRICE

         The market price for our common stock could fall dramatically if our stockholders sell large amounts of our common stock in any public market that may develop following this offering. These sales, or the possibility that these sales may occur, could make it more difficult for us to sell equity or equity-related securities in the future. After this offering, we will have outstanding 9,099,020 shares of common stock, based upon shares outstanding as of May 1, 2000.

OUR OFFICERS, DIRECTORS AND AFFILIATED ENTITIES WILL HAVE SIGNIFICANT CONTROL OF THE COMPANY AND WILL BENEFIT FROM THE OFFERING

         After this offering, our directors and management will own or control approximately 75 % of our common stock. If these people act together, they will be able to significantly influence the management and affairs of GimmeaBid.com and will have the ability to control all matters requiring stockholder approval. This concentration of ownership may have the effect of delaying, deferring, or preventing an acquisition of GimmeaBid.com and may adversely affect the market price of our common stock. Existing stockholders paid considerably less for their shares than the amount to be paid by investors who purchase in this offering. This offering may also create a public market for the resale of shares held by existing investors, and substantially increase the market value of those shares.

THE AUTO INDUSTRY MAY NOT ACCEPT OUR SOLUTIONS

         To be successful, we must attract a significant number of customers throughout the auto industry. To date, the automobile industry has been gradually accepting new information technology solutions. Electronic information exchange and transaction processing by the auto industry is still developing. Conversion from traditional methods to electronic information exchange may not occur rapidly. Even if the conversion does occur as rapidly as we expect, auto industry participants may use applications and services offered by others.

         We believe that we must gain significant market share with our applications and services before our competitors introduce alternative products, applications or services with features similar to our current or proposed offerings. Our business plan is based on our belief that the value and market appeal of our solution will grow as the number of participants and the scope of the Internet penetration increases. We may not achieve the critical mass of users we believe is necessary to become successful. In addition, we expect to generate a significant portion of our revenue from successfully completed transactions. Consequently, any significant shortfall in the number of users or transactions occurring over our platform would adversely affect our financial results.

WE RELY ON STRATEGIC RELATIONSHIPS

         In particular, we rely on a third party for our Internet hosting needs. Therefore, we are subject to their reliability and their continued operations. Should this party fail financially or become unable maintain a reliable network, it could impair our service delivery and significantly impact the market price of our shares. There can be no assurance that this or any other third party will prove to be reliable or will not experience outages from time to time.

         There can be no assurance that the necessary partnerships or relationships can be formed with appropriate company's to provide the additional products and services that the Company currently has planned. Even if these partnerships can be forged, there can be no assurance that they can be completed on terms that will allow the Company to realize any revenue or financial gains.

COMPETITION

         Many of the companies with which the Company competes, or which are expected to offer applications and services based on alternatives to the Company's technologies have substantially greater financial resources, research and development capabilities, sales and marketing staffs, and better developed distribution channels than the Company. There can be no assurance that the services and products that the Company offers will achieve sufficient quality, functionality or cost effectiveness to compete with existing or future alternatives. Furthermore, there can be no assurance that the Company's competitors will not succeed in developing applications and services which are more effective and lower cost than those offered by the Company. The Company believes that its ability to compete depends on factors both within and outside its control. The principal competitive factors affecting the market for the Company's applications and services are the availability of the Company's products and services; the quality, performance and functionality of the service; the effectiveness of the Company in marketing and distributing both its products and services; and price. There can be no assurance that the Company will be successful in the face of increasing competition from new technologies, products or services introduced by existing competitors and by new companies entering the market.

DEPENDENCE ON THIRD PARTY TECHNOLOGY AND PRODUCTS

         To develop its technology and services, the Company has incorporated and will continue to incorporate technology developed by third parties. In addition to all the risks associated with the development of complex technologies, the Company has limited control over whether or when such third party technologies will be developed or enhanced. Moreover, the Company has limited control over whether or to what extent interests in such third parties or third party technologies are acquired by companies with which the Company may now or in the future compete. A third parties' failure or refusal, for any reason, to timely develop, license or support the software technology, or the occurrence of errors in such technology, could prevent or delay introduction or market acceptance, or continued maintenance and support, of the Company's service, which could have a material adverse effect on the Company's business, operating results and financial condition.


                                 USE OF PROCEEDS

         As of May 1, 2000, the Company has sufficient capital to meet its operating requirements for the next 12 months. Should we raise less than the full offering, we intend to scale down our budget significantly. In particular, if we are only able to successfully complete 50% of this Offering, it is our intention to significantly reduce our proposed advertising and marketing schedule. While we feel this is a very important aspect to the company's growth, we will still be able to sustain operations for approximately twenty-four months but our growth rate will be significantly impacted. An expense that we feel is of primary importance is the completion of our development costs which is our Internet application. The completion of this application underpins the entire company. If we are only able to complete some small fraction of the offering, we feel we could sustain operations with the current resources for twelve months but with little or no marketing and advertising budget. The Company might still be able to seek out strategic partnerships and alliances on a commission basis to meet the necessary marketing requirements, although they may prove to be unreliable as well as unpredictable and in the capacity of a independent contractor; the company would forfeit almost all control of its marketing efforts. With the launch of the site on or around July 1, 2000, we expect to begin realizing revenue which will significantly aid us in meeting our current obligations.

         We will not receive any proceeds from the sale of Shares offered by the Selling Stockholders. We will receive up to $24,225,000, which is net of a 15% commission if a broker-dealer is used to sell the offering and if all of the 1,500,000 common shares offered by us on a "best efforts" basis at $19.00 per share are purchased, and we intend to use any proceeds from such sale for the approximated expenses set forth below:

  Sales & Marketing Expense
                                                             $      6,500,000.00
         Advertising

         Direct Mail                                         $      1,500,000.00

         Entertainment                                       $         60,000.00

         Literature                                          $        200,000.00

         Promotions                                          $      2,770,000.00

         Sales Staff                                         $        250,000.00

         Seminars                                            $      3,500,000.00

         Support Staff                                       $        105,000.00

         Trade Shows                                         $        500,000.00

         Travel                                              $        200,000.00
                                                             -------------------
               Total Sales & Marketing                       $     15,585,000.00
                                                             -------------------
   General & Administrative Expenses

         Accounting Services                                 $         20,000.00

         Connectivity                                        $         10,800.00

         Credit Card Processing                              $        585,000.00

         Customer Support                                    $          9,000.00

         Entertainment                                       $         25,000.00

         Hosting Fees                                        $         48,000.00

         Legal Services                                      $         30,000.00

         Long Distance                                       $          8,000.00

         Management Salaries                                 $        215,000.00

         Office Rent                                         $         22,200.00

         Office Supplies                                     $          5,000.00

         Payroll Tax                                         $         18,598.00

         Phone                                               $          5,000.00
                                                             -------------------

               Total G & A Expense                           $      1,001,598.00
                                                             -------------------
  Research & Development Expenses

         Application Development                             $        367,000.00

         Hardware & Equipment                                $         50,000.00
                                                             -------------------

               Total R & D Expense                           $        417,000.00
                                                             -------------------

Offering Costs

       Accounting                                            $         10,000.00

       Attorney fees                                         $         25,000.00

       NASDAQ Application                                    $          5,000.00

       Printing Expense - Final Prospectus                   $          5,000.00
       Printing Expense - Red
Herring                                                      $          5,000.00

       Standard & Poor's Application                         $          8,500.00

       SEC registration                                      $         13,543.00

       Transfer Agent                                        $         15,000.00
                                                             -------------------

            Total Registration/Filing fees                   $         87,043.00
                                                             -------------------


  Working Capital                                            $      7,134,359.00
                                                             ===================

            Total Gross Proceeds                             $     24,225,000.00
                                                             ===================


                         DETERMINATION OF OFFERING PRICE

         The offering price of the selling stockholders' shares was calculated pursuant to rule 457 (c) of Regulation C with a good faith estimate that the price will be the same as the price GimmeaBid.com is offering its 1,500,000 shares for.

         The offering price of the 1,500,000 shares being offered on a "best efforts" basis has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings, nor is the price of the Shares indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business expansion of the Company. Prior to this Offering, there has been no public market for the Common shares of GimmeaBid.com, nor is it certain a public market will develop after the offering.

                                    DILUTION

         On March 31, 2000, GimmeaBid.com had a net book value of $1,180,874 or $0.16 per share (based on 7,612,120 common shares outstanding). The net tangible book value per share is equal to GimmeBid.com's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the shares at the public offering price of $19.00 per share after the application of the estimated net offering proceeds, the net tangible book value of GimmaBid.com, as of March 31, 2000, would have been $25,405,874 or $2.79 per share. This represents an immediate increase in net tangible book value of $18.84 per share attributable to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors:

                           Public offering price per unit              $19.00

                           Net tangible book value per share
                           As of March 31, 2000                        $ 0.16

                           Increase per share attributed to
                           Investors in this Offering                  $18.84

                           Net tangible book value per share
                           As of March 31, 2000, after this
                           Offering                                    $ 2.79

                           Net tangible book value dilution
                           Per share to new investors                  $16.21

         The information set forth above regarding dilution assumes the sale of all shares offered. If less than all shares offered are purchased, those who do invest in the offering will undergo even greater dilution of their investment dollar than the amounts stated. The 1,200,000 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution.

                            SELLING SECURITY HOLDERS

         The following table sets forth the number of common shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to GimmeaBid.com to be beneficially owned by the selling security holders.


               Selling Stockholders                   Shares
               --------------------                   ------



Bartok, Marjorie & Robert                                2,000

Bimson, John                                               500

Bimson, Margaret                                         1,000

Bimson, Steve                                              500

Brown, Bruce J.                                          1,200

Brown, Sylvia Ann                                          200

Brown, Thasunda                                            200

Bryant, Ronald R.                                        2,000

Bulsei, Paul                                               200

Campbell, Delaine                                          100

Campbell, Michael                                          200

Cannaday, Kim & Deborah                                    100

Casey, James G.                                         12,193

Castro & Davis, L.L.P.(1)                                2,427

Castro, Isaac M. (1)                                     2,000

Catambay Diversified Services, Inc.                      5,000

Catambay, Judy                                           1,000

Catambay, William                                        4,000

Catambay, William & Ruthann Reese                        5,000

Corgliano, Pat                                             200

Cox, James Allen                                         1,500

Crowell, John (2)                                       10,000

Darden, Robert L.                                        1,000

Daves, Edward B.                                         1,000

Davidson, Corbett E. & Billye A.                           200

Davis, Jeffrey Scott & Wendy Cheryl (1)                  1,000

Davis, Renee P.                                          2,000

Day, Krista                                                300

Dodd, Ava (3)                                            4,000

Dodson, Carolyn                                            300

Efurd, Richard                                           3,300

Erskine, Louis G. & Julie L.                               200

Evans, Kimberly                                            200

Fidelity Transfer Company (4)                            3,000

Friendstein, Laura L.                                      500

Geeslin, David G.                                       20,000

Glass, B. J.                                             1,000

Glazer, Marcus J.                                        1,000

Goza, Frank D.                                           1,500

Grau, Ray                                                  200

Gray, Nancy                                                100

Hackler, Cecil W.                                          200

Halland, Alice                                           1,000

Harris, John R.                                          2,770

Henrie, Paula (5)                                       10,000

Herrinton, Lawrence D.                                     200

Hobson, Phillip R.                                       2,000

Hobson, Phillip Trust                                   72,000

Holt, Fred                                                 200

Howard, Tom                                                100

Hughes, Barbara                                            200

Image Is Everything% Gilda Cohen                           416

Integrated Concepts, Inc. (6)                          200,000

Johnson, Tim & Cynthia                                  18,000

Jolla, Monica                                              150

Jones, Delbert                                          72,000

Jones, Delaine                                             200

Jones, Kenneth                                          72,000

Jones, Rodney E.                                         4,000

Kauffmann, Adolph F. & Shirly A.                           500

Kerry, Connie (7)                                        2,000

Landis, Kevin                                              290

Laux, Edward E.                                          1,000

Lavdas, Georgia                                            300

Lien, Martha E.                                            300

Line, John W.                                            1,000

Longstaff, Richard J.                                    1,000

Martin, Charles T.                                       1,000

Metalla Family Trust (8)                                10,000

Mock, R.W. & Bivra J.                                    1,000

Montemayor, Enfrain                                      1,000

Neill, Jon % Jyrographix                                   700

Neilsen, Roberta R. & Grant E.                           1,000

Nelson, Karan A.                                           200

Oakley, Sundra N.                                          200

O'Neill, Gerald T                                          800

Patel, Mahipat M. & Rekha M                                500

Peters, Ellen E.                                         1,000

Porter, Rufus C.                                         1,000

Prestwood, Andrew                                          100

Price, John L. & Gayla S.                                  430

Prober, Jack                                             3,000

Purdon, Kevin E.                                         1,000

Pyle Machine Company, Inc.                               1,000

Reddy, Brian                                             1,280

Reddy, John J. & Kathryn M.                              1,000

Reed, Lisa                                               4,000

Reese, Ruthann                                           1,000

Richardson, Thomas W.                                    1,000

Ruffin, Danny J.                                           100

Scott, Paul % Jyrographix                                  700

Sexton, Joseph Edward & Susan B (9)                        400

Shaffer, Jeff N. & Terri L.                                500

Siebert, Harvey E.                                       1,000

Simmons, Kurt                                            1,000

Skaar, Lance D                                             100

Smith, Jack & Betty Bell                                 1,500

Smith, Ricky L. & Krystal G.                               200

Smith, Shawn                                             1,340

Stark, Marie B.                                          1,000

Stark, Richard L.                                        1,000

Steel, Betty J. & Donald L.                                400

Stephens Specialties, Inc. % Stephen Johns (10)            954

Stephens, Dewey D.                                         200

Taylor, Erika                                              100

Taylor, Larry                                              200

Taylor, Ruth                                               200

Thomas, William M                                        3,400

Thomason, A. A.                                            200

Thurman Larry                                            8,000

Tiller, Bobby F. Jr. & Amy J.                            3,000

Tolliver, Will A.                                          500

Wallace, Debbie                                          3,000

Wegener, R. Blake                                        2,000

Wehrenberg, Gloria I.                                      200

Wehrenberg, Harold R. Tr. Harold TTEE                      400

Whiting, Bill                                              660

Wiesehan, Janet E.                                       2,000

Williams Chrysler Plymouth, Inc.                         1,000

Williamson, Ralph Charles                                1,600

Wilson, Carolyn S.                                         500

Wilson, Dink                                               200

Wood, Ann (11)                                         143,273

Wood, Charles (12)                                     143,272

Wood, Floyd (13)                                         3,000

Wood, Michael (14)                                     286,545
                                                  ------------

     Total Shares                                    1,200,000

(1) The firm of Castro & Davis, L.L.P. is the Company's legal counsel. Mr. Isaac Castro and Jeffrey Davis are the partners of Castro & Davis L.L.P.
(2)      John  Crowell  currently  serves  in the  capacity  of Chief  Technical
         Officer.
(3)      Mrs. Ava Dodd is a sister of Charles Wood, our Vice-President.
(4)      Fidelity Transfer Company is the Company's Transfer Agent.
(5)      Mrs.  Paula  Henrie is the wife of our  securities  attorney,  Mr. Gary
         Henrie.
(6)      Integrated Concepts, Inc. is the Company's technology developer & host.
(7)      Mrs. Connie Kerry is also a sister of Charles Wood, our Vice-President.
(8) Dr. Metalla is our Chief Technical Advisor and is in charge of the Company's technology development.
(9) Joseph Sexton serves on our Advisory Board in the capacity of Sales & Marketing advisor.

(10) Stephen Johns or Stephens Specialties is the Company's accountant and is in charge of the day-to-day bookkeeping.
(11) Ann Wood is the present and acting Secretary of the Corporation and a Director. She is also the wife of Charles Wood.
(12) Charles Wood is the current Vice-President of the Corporation and a Director and husband of Ann Wood.
(13)     Floyd Wood is a brother to Charles Wood, our Vice-President.
(14) Michael Wood is the present President and CEO and serves as the Chairman of the Board and is the son of Charles and Ann Wood.

                              PLAN OF DISTRIBUTION

         GimmeaBid.com is offering 1,500,000 shares through its officers and directors on a "best-efforts" basis at a purchase price of $ 19 per share. GimmeaBid.com is managing the offering without any underwriter. The shares will be offered and sold by GimmeaBid.com's officers and directors who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of GimmeaBid.com for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act). Generally speaking, Rule 314-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering; therefore all subscriptions will be paid directly to GimmeaBid.com upon receipt. No one, including GimmeaBid.com has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. GimmeaBid.com cannot state how many shares will be sold.

         GimmeaBid.com anticipates selling the shares to persons whom it believes may be interested or who have contacted GimmeaBid.com with interest in purchasing the securities. GimmeaBid.com may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which GimmeaBid.com is permitted to sell the shares. GimmeaBid.com is not obligated to sell shares to any such persons.

         GimmeaBid.com has established no minimum offering amount and no escrow of investor money pending a certain minimum number of shares being sold. Each subscription for shares in this offering that is accepted by GimmeaBid.com will be credited immediately to the cash accounts of GimmeaBid.com and such investor funds may be spent by GimmeaBid.com without any waiting period or other contingency.

         GimmeaBid.com reserves the right to reject any subscription in full or in part and to terminate the offering at any time. Officers, directors present stockholders of GimmeaBid.com and persons associated with them may be sold some of the shares. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the units sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by GimmeaBid.com. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

         Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.

         The Selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such Broker-Dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Stockholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

         It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of GimmeaBid.com are not listed on any exchange or quoting service nor does any public market exist for the shares. It remains uncertain at the present time whether this offering will create a public market for the common shares.

                                LEGAL PROCEEDINGS

         As of the date of this prospectus, there is no pending or threatened litigation involving GimmeaBid.com.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

         The executive officers, directors and key employees of the Company as of May 1, 2000 are as follows:


         Name                             Age                                Positions
         ----                             ---                                ---------

J. Michael Wood (3).......................31                           President, CEO, and Chairman
Charles Wood (3)..........................55                           Vice-President
Ann Wood (1) (3)..........................59                           Corporate Secretary
Maegan Anders (1) (3).....................22                           CFO & Treasurer
John Crowell (1)..........................50                           Chief Technical Officer

Advisory Board

Erik Mettala (2)..........................50                           Chief Technical Advisor
Kent Bimson (2)...........................51                           Technical Advisor
John Harris (2)...........................49                           Operations Advisor
Joe Sexton (2)............................41                           Sales & Marketing Advisor


    (1) These officers and directors currently serve without compensation but are stockholders.
    (2) All members of the advisory board serve without compensation but are also stockholders.
    (3) All of the current officers and directors of the Company are family members with the exception of Mr. John Crowell.

     The current Board of Directors and Officers have served in the same capacity since the inception of the Company and were recently confirmed for an additional term of one year at the annual stockholders meeting on April 3, 2000.

J. Michael Wood -  President
         Mr. Wood is a former securities broker who was most recently employed with Merrill Lynch. Prior to his employment with Merrill Lynch, he was a financial advisor with Investment Management & Research from 1998 to 1996. He was a financial advisor with Advantage Capital Corporation from 1994 to 1995. Mr. Wood is a graduate of Abilene Christian University.

Charles Wood - Vice-President
         Mr. Wood is the former owner of Wood's Auto, Trucks, & Trailers where he was the owner of a used auto dealership in Abilene and Brownwood, Texas from 1993 to 1998. Mr. Wood has had approximately 30 years of experience in all aspects of the used auto industry.

Ann Wood - Corporate Secretary
         The Company's Corporate Secretary, Ann Wood serves has approximately thirty years of senior level experience in marketing and sales. She was the Director of Membership for Sam's Wholesale Clubs where she managed approximately forty employees. She was responsible for writing, designing, and implementing the marketing plan for Sam's Clubs. During her employment with Sam's, she was the top sales person. Mrs. Wood has also been the owner of her own auto dealership, and has substantial experience in managing all aspects of such an enterprise.

Maegan Anders - Treasurer & Chief Financial Officer
         Ms. Anders was most recently employed by a private investment firm that manages approximately $2 Billion in assets. Ms. Anders is a recent graduate of Abilene Christian University where she received a bachelors of science in finance. She also had the honor of being the top graduate of the college of business and was awarded the University Scholars Medal.

John Crowell -  Chief Technical Officer
         Mr. Crowell is the previous owner and founder of a national chain of computer repair/upgrade/training stores named Dr. Computer. Prior to his development of Dr. Computer, he built and sold American Employee Benefits Association, an insurance company. He served as the Chief Financial Officer and Chief Technical Officer of World Television Networking from 1991-1995. From 1995-1996, Mr. Crowell developed and launched d'Essence, a perfume manufacturing and distribution company. Mr. Crowell is a Certified Public Accountant and a CDP. In 1998, he chose to retire, but has come out of retirement to devote his time and efforts to the marketing of GimmeaBid.com.


Advisory Board

         In addition to the current Board of Directors, it is the policy of the Company to seek advice and counsel of highly qualified business and industry professionals and experts to assist the management team to make appropriate decisions and choose the most effective course of action. These individuals are not responsible for management decisions nor are they compensated for their participation on the Company's advisory board. The current Advisory Board is comprised of the following individuals:

Erik Mettala, PhD.  - Chief Technical Advisor

         Dr. Mettala is presently the Chief Technical Advisor to GimmeaBid.com and also serves as the Chief Technical Officer to Integrated Concepts, Inc. in Dallas, Texas. Prior to his employment with ICI, he served as Vice-President of Advanced Programs and Chief Technology Officer of Microelectronics and Computer Technology Corporation in Austin, Texas from 1995 to 1998. From 1993 to 1995, he was the Associate Dean of Engineering for Research and Professor of Computer Science and Engineering at the University of Texas at Arlington. From 1991 to 1993, he served as Deputy Director of Software and Intelligent Systems Technology Office at the Defense Advanced Research Projects Agency (DARPA) in Arlington, Virginia. During his tenure at DARPA, he served as a program manager for Software Engineering Environments and Tools, Persistent Object Bases (which supported the development of CORBA), Manufacturing Automation and Design Engineering (which supported the development of Mosaic, S-HTTP, AND HTTP-S), and Domain Specific Software Architectures, which supported the development of TCP/IP. During his tenure with the Defense Department, he received top secret security clearance. Dr. Mettala has received a number of patents as well as being printed in numerous publications. He brings more than 25 years of experience in Information Technology to the Company. Dr. Mettala has an undergraduate degree in marketing and transportation administration from Michigan State University. He has a Master of Science degree in Computer science and management system engineering from Central Texas University, though most of his coursework was completed at the University of California in Los Angeles. Dr. Mettala also earned a Ph.D. in industrial and management systems, in conjunction with Computer Science from Penn State University.

Kent Bimson - Technical Advisor
         Dr. Bimson is currently Executive Vice President of ICI, focused on developing a Knowledge Integration Tool that will support integration of heterogeneous enterprise databases and presentation of this integrated information over the web. Dr. Bimson established the Florida office for ICI in Cape Canaveral, Florida, to support local projects and Managed Electronic Commerce business. Previously, Dr. Bimson served as Assistant Vice President of Science Applications International Corporation, where he was Program Manager on the Launch Operations and Support Contract at Cape Canaveral Air Station in Florida. He also served as the Director of Information Technology, responsible for developing a Spaceport Intranet Information System (SIIS) for the US Air Force. SIIS features web-enabled databases, streaming video, on-line drawings and schematics, documents, and ScreenCams. Dr. Bimson oversaw the Integrated Resource Management (IRM) capability, which integrates many of the Cape's heterogeneous databases into a common enterprise model using CORBA technology. IRM provides stakeholders with an integrated view of the enterprise over the SIIS using a Java browser, including access to integrated data, documents, databases, videos and drawings. Dr. Bimson is a facilitator for Stephen Covey's "4 Roles of Leadership" workshop and helped lead this training on the 500 person LOSC contract.

John Harris - Operations Advisor
         Chief Operating Officer of Airtech since February 2000, Member of the Board of Directors since November 1999. Member of the Board of Advisors for GimmeaBid.com effective December, 1999. Chief Administrative Officer of Integrated Concepts, Inc. from June 1998 to October 1999. Chief Executive Officer of PreventCo Inc. from June 1996 to May 1998. Vice President and Medical Director of Airtech International Group, Inc. from May, 1994 to May 1996. Prior to that, Mr. Harris spent twenty years in various senior management capacities, and as an international consultant, in the field of acute medical/surgical hospital administration for leading hospital management companies such as Hospital Corporation of America and Hospital Management Professionals. Bachelors of Science from Oregon State University. Masters of Hospital Administration from University of Alabama in Birmingham 1975.

Joe Sexton - Sales & Marketing Advisor
         Mr. Sexton is a former Senior Divisional Vice-President of Computer Associates for Texas, Oklahoma and Arkansas. Mr. Sexton was one of the most successful sales executives in CA's history, and managed a sales quota in excess of $300 million per year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      Title of Class            Name and Address of Owner      Amount and Nature       Percent of Class
                                                                   of Owner
---------------------------- -------------------------------- -------------------- --------------------------


Common Stock                   Michael Wood                                        Approximately 40% (1)
                                  174-G World Trade Center    3,005,000 shares     Approximately 33% (2)
                                  P. O. Box 420132
                                  Dallas, Texas 75342

Common Stock                   Charles Wood                                        Approximately 10%(1)
                                  174-G World Trade Center    796,471 shares(3)    Approximately 8.7% (2)
                                  P.O. Box 420132
                                  Dallas, Texas 75342

Common Stock                   Ann Wood                                            Approximately 40%(1)
                                  174-G World Trade Center    3,000,000 shares(4)  Approximately 33% (2)
                                  P. O. Box 420132
                                  Dallas, Texas 75342

Common Stock                   John Crowell                   410,000 shares (5)   Less than 1% (1)
                                  174-G World Trade Center                         Approximately 4.5% (2)
                                  P. O. Box 420132
                                  Dallas, Texas 75342

Common Stock                   All officers and directors as  7,211,471(6)         Approximately 90%(1)
                               a group (five)                                      Approximately 76%(2)



 (1)     Represents ownership % prior to this offering.
 (2) Represents ownership % after this offering, assuming that all of the shares offered are purchased.
 (3) Total includes beneficial ownership of 3,000,000 shares owned by his spouse, Ann Wood.
 (4) Total includes beneficial ownership of 796,471 shares owned by her spouse, Charles Wood.
 (5)     Total includes the options described in footnote (5) immediately above.

                 DESCRIPTION OF THE SECURITIES OF GIMMEABID.COM

Common Stock

         The authorized common stock of GimmeaBid.com consists of 10,000,000 shares, with each share having a par value of $0.001 (the "common stock" or "common shares" or "shares"), of which 7,599,020 shares were issued and outstanding on May 1, 2000. There were 462 holders of common stock as of May 1, 2000.

         Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of GimmeaBid.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Upon liquidation of GimmeaBid.com, holders of the common stock are entitled to share pro rata in any assets available for distribution to stockholders after payment of all obligations of GimmeaBid.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

         GimmeaBid.com has never paid a cash dividend on the common stock. GimmeaBid.com currently intends to retain all earnings, if any, to increase the capital of GimmeaBid.com to effect planned development activities and to pay dividends only when it is prudent to do so and GimmeaBid.com's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available therefore when, as and if declared by GimmeaBid.com's board of directors.

OTHER SECURITIES

         There are currently no preferred shares or other securities issued, outstanding, or authorized.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the common stock will be:

                            Fidelity Transfer Company
                                1800 S. W. Temple
                                    Suite 301
                           Salt Lake City, Utah 84115

         The Company's Registered Agent is:

                             CT Corporation Systems
                              1717 N. Akard Street
                               Dallas, Texas 75201

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No "expert" as that term is defined pursuant to section 228.509(a) of Regulation S-B, or GimmeaBid.com's counsel as that term is defined pursuant to section 228.509 (b) of Regulation S-B was hired on a contingent basis, or will receive a direct or indirect interest in GimmeaBid.com through the offering or was a promoter, underwriter, voting trustee, director, officer, or employee of GimmeaBid.com at any time prior to the filing of this registration statement, however, Paula Henrie, the spouse of Gary R. Henrie, securities counsel to GimmeaBid.com is the holder of 10,000 common shares.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         GimmeaBid.com, Inc.'s articles of incorporation provide that GimmeaBid.com will indemnify an officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for stockholder protection.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS
History

         GimmeaBid.com was incorporated on May 15, 1986, pursuant to the laws of the state of Delaware under the name Life Systems International, Inc. On July 17, 1990, the name was changed to Mesquite Country, Inc. to reflect the business being conducted by the company of harvesting and selling mesquite wood. In 1992 the company discontinued its operations and in 1993 sold all of its operating assets. Some of the assets were sold at auction for the benefit of creditors. The corporation then lay dormant from 1993 until 1998 without assets or business activity.

         In December of 1998, the controlling stockholders Michael and Charles Wood decided to operate a new business within the company and took the steps necessary to revitalize the corporation. On June 16, 1999, the name of the company was changed to GimmeaBid.com. The business purpose of GimmeaBid.com is to maintain an on-line trading hub on the Internet for business to business e-commerce. GimmeaBid.com's initial focus is providing a dealer to dealer auction for used vehicles.

Business

         The Internet has proven itself as an effective and efficient medium for auctioning goods across the U.S. marketplace. GimmeaBid.com has acquired the hardware and developed the software necessary to serve as an Internet auction site. GimmeaBid.com believes it will be the first to apply the power of the Internet to the auction market between auto dealers for used vehicles.

         In 1999, a total of more than 40 million used vehicles were sold in the U.S. representing 71% of all vehicle sales in the U.S. A function central to the used vehicle industry is the auction of vehicles between dealers. Many new car dealers take used vehicles in on trade and yet do not market the used vehicles themselves. Used car dealers need a constant supply of inventory. Used car dealers are often looking for a specific type of vehicle to meet a particular purchase request. Until now, the wholesale auto trade between dealers to satisfy the needs described above has been met by physical auto auction sites established around the country. Some of the larger actions trade as many as 5,000 vehicles per week. It has ever the lifestyle of used auto dealers to spend a significant amount of business and personal time traveling and attending auto auctions to acquire inventory. Included in the cost of acquiring used vehicles, in addition to the expenses of time and travel, is the fee charged by the auction of usually ranging from 1% to 5% of the vehicle's selling price not including buyer fees, "PO" fees, and other related fees and charges.

         Not only has the Internet proven itself as a viable mechanism for the auctioning of goods between two or more biding parties, it has also proven itself as a selling tool for automobiles. In 1999, Internet based sales of both new and used vehicles to the public reached 1,500,000 units.

         As has happened in other industries, it is only natural that the Internet will now supply the tools to transform the business to business used vehicle auction format to a more efficient electronic format. From a computer terminal at home or office, a used car dealer will instantly be able to determine vehicles available in the market and to bid on any of those vehicles. GimmeaBid.com will charge a 2.5% sales commission on all transactions which equals approximately one-half that charged by the brick and mortar auction sites. By capturing 1% of the market, GimmeaBid.com expects to be profitable in its first year of operations. GimmeaBid.com's target date for commencing live trading between dealers is July 1, 2000.

         Just as the Internet has proven effective as an auction hub and as a market medium for vehicles, the Internet has proven effective as a new type of intermediary that is emerging to facilitate business-to-business e-commerce. These new intermediaries are often referred to as "Vortexes", "Butterfly Markets", "Net Market Makers", or even "Digital Marketplaces". The Company will create significant value by aggregating buyers and sellers, creating marketplace liquidity, and driving down traditional transaction costs. Buyers will benefit significantly by having the nations used vehicle inventory at their fingertips, giving them more choices, lower inventory requirements, and driving down acquisition costs both in terms of time and money expended. Sellers benefit significantly by having access to a larger pool of buyers than has ever been available thereby increasing their liquidity significantly. Accordingly, we expect GimmeaBid.com's services to be accepted into the marketplace.

Market

         The market for used auto auctions is comprised of approximated 82,000 dealerships of which approximately 60,000 are used dealers. There is also a significant market for used vehicles from fleets, off-lease vehicles, program cars, finance companies, banks, and insurance companies, along with various government and municipal vehicles.



                                      Used Vehicles Market

                                            Volume            Average             Value
                                            (000)              Price            ($Billions)
                                            ------            -------           -----------

         Franchised Dealers                 15,920            $12,150           $ 193
         Independent Dealers                13,650            $ 7,172           $  98
         Casual Sales by Individuals        10,660            $ 4,195           $  45
                                            ------            -------           -----

                           Totals           40,230            $ 8,353           $ 336


         In a recent dealer survey, 56% of franchised dealers and 43% of independent dealers stated that they were comfortable using the Internet, which supports the growing use of this medium at both the wholesale and retail levels.

Competition

         While we believe that we will be first to market with this concept, we also feel certain that competition will arise given the ongoing expansion of Internet applications. The vehicle auction market has been dominated by three major companies, two of which are in the process of merging which will give them approximately a 60% market share. We are certain that if this concept becomes viable, the major competitors will develop and launch their own individual applications.

Patents and Trademarks

         The Company does not, at the present time, own any patents but has applied to trademark "GimmeaBid.com".

Government Regulations

         While the company is not regulated nor required to seek any approvals, it may be the position of some states to require the Company to apply for either a license as a dealer or even require an auction license. Many states do not have any regulations in regard to the sales of vehicles over the Internet.

Employees

         The Company presently has four employees, of which, only two receive a salary. We anticipate one of the current employees joining the Company full time after the completion of this offering. At present, the Company is not considered "fully reporting" but has voluntarily complied with many of the regulations such as holding annual stockholder meetings and providing stockholders with an annually audited financial report. After the filing of this registration statement, the Company will be fully reporting and will provide our stockholders with the required annual reports.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business plan for next 12 months

         GimmeaBid.com expects to complete the development of its Internet application on or about May 15, 2000. Beta testing will take place following completion of the Internet application. The present time table is for the on-line trading by auto dealers to commence on July 1, 2000. At this point GimmeaBid.com will begin to generate revenue. For the balance of the plan, GimmeaBid.com will maintain the auction site and:
         . Seek out lane sponsors (advertisers)
         . Secure partnerships/suppliers for parts and accessories catalog
         . Launch marketing plan
         . Hire 2 full time employees
         . Design and print marketing materials.

Cash Requirements

         The Company is able to maintain operations for the next 12 months but will be facing the payment to Integrated Concepts of $367,000 during this period for the remaining balance of development costs on a $1,500,000.00 obligation. If the Company is unable to raise additional capital, it will be forced to come some other arrangement with Integrated Concepts, Inc. for payment or seek out some other form of financing which may include borrowing or the issuance of securities. The Company expects to realize sufficient funds from this offering combined with operating revenues to meet its obligations and continue operations. The Company's largest and most subjective expense will be the amount dedicated to marketing and advertising. If the Company is successful is selling the entire offering of 1.5 million shares, we will have sufficient resources to meet our obligations and objectives for the next 24 months. If we are unable to raise the full amount, we will significantly reduce our advertising and marketing budget which includes inside and outside sales staff.

Research & Development

         All development is being and will be completed by ICI. The Company currently has the project in development which includes two auctions, a catalog, a sales & marketing database, other interactive features and functionality.

Purchase of Equipment

     The Company intends to purchase $50,000 of additional computer hardware and peripherals in both 2000 and 2001 for a total of approximately $100,000.

Employees

         The Company intends to hire two additional staff members on a full time basis and, provided the Company is successful in this offering, we will hire five additional sales persons and three in house support persons to meet and manage the Company's marketing needs. In the event that the Company is not successful in this offering, we will attempt to meet our marketing needs through contractual arrangements with various Company's with which we have some marketing synergies. The disadvantage is the lack of control of the sales staff and schedule.

         The Company realized a loss per share of ($0.19) in 1999 and a loss of ($.03) per share for the first quarter of 2000. Stockholder's Equity increased from ($102,689.00) in 1999 to $1,180,874.00 in the first quarter of 2000. Total current assets reached $ 1,289,443.00 in the first quarter of 2000, from $7,845 at the end of 1999. Financial projections for the last six months of the year 2000 and for five years thereafter are attached to the registration statement as
Exhibit 99 and included in this prospectus. An investor should observe the cautions with respect to forward looking statements set forth in the third paragraph under the heading risk factors when reviewing the financial projections.

                             DESCRIPTION OF PROPERTY

         The Company currently offices in the World Trade Center in Dallas, Texas and occupies approximately 300 square feet. In its plans for expansion, the Company has leased an additional 600 square feet of space within the same building. The Company is currently finishing out the office and plans to move into this new space by June, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company entered into a unique marketing agreement with Mr. John Crowell who, as a condition of the agreement, accepted the responsibility of marketing in eight (8) western states. As a condition of this agreement, there is a trial period of ninety days. During this ninety-day trial period, the Company has agreed to reimburse Mr. Crowell for out-of-pocket expenses up to a maximum of $2,000.00 per month. At the end of the 90 day period, the Company will issue Mr. Crowell 10,000 common shares for consideration. If the Company chooses to continue its marketing arrangement with Mr. Crowell, he will be given an option on 400,000 common shares at a price of $5.00 per share. Mr. Crowell will be prohibited from selling any of these shares until GimmeaBid.com has completed the sale of 100% of this offering of shares.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There  is  no  public   trading   market  for  the   common   stock  of
GimmeaBid.com. There are outstanding 7,599,020 shares as of May 1, 2000. The Company is currently offering 1,500,000 common shares through this offering. We have also agreed to register an additional 1,200,000 for selling stockholders. The remaining stockholders will also be able to sell their shares having met the holding requirements of Rule 144. GimmeaBid.com has issued an option to purchase 400,000 shares of common stock at the purchase price of $5.00 per share.

         Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

         At May 1, 2000, there were approximately 462 stockholders of record holding the Company's common stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the aggregate compensation paid or to be paid by the Company to the Company's Chief Executive Officer and each of the other executive officers for 1999 (the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended December 31, 1999 and 2000.


                              Annual Compensation           Long Term Compensation
                           ----------------------------    ------------------------
                                                                   Awards              Payouts
                                                           ------------------------    -------
Name and             Year  Salary  Bonus     Other         Restricted    Securities      LTIP    All Other
Principal                    ($)             Annual          Stock       Underlying     payouts    Comp.
Position                                   Compensation      Award       Options/SARs
   (a)                       (b)    (c)       (d)             (e)            (f)          (g)       (h)
----------------------------------------------------------------------------------------------------------

J. Michael Wood
         CEO         2000  60,000   -0-        -0-           -0-              -0-         -0-       -0-
                     1999  24,000   -0-        -0-           -0-              -0-         -0-       -0-
Ann Wood
         Secretary   2000  60,000   -0-        -0-           -0-              -0-         -0-       -0-
                     1999  22,000   -0-        -0-           -0-              -0-         -0-       -0-
Charles Wood
         V.Pres      2000     -0-   -0-        -0-           -0-              -0-         -0-       -0-
                     1999     -0-   -0-        -0-           -0-              -0-         -0-       -0-

Maegan Anders
         CFO         2000  30,000   -0-        -0-           -0-              -0-         -0-       -0-
         Treasurer   1999     -0-   -0-        -0-           -0-              -0-         -0-       -0-


Stock Options
         The Company granted no stock options or stock appreciation rights ("SARs") during the Company's prior fiscal year or the current year to the Named Executive Officers. On April 10,2000, the Company did enter into an agreement in which it may grant an option on 400,000 common shares at $5.00 per share to Mr. John Crowell. This option was subject the completion of several conditions and the Company has the pure discretion over whether to allow this option to be executed provided these conditions are not satisfactorily met.

Employment Arrangements & Benefit Plans
         GimmeaBid.com does not have employment agreements with any of its Named Executive Officers. The Company does not currently offer any benefit plans (whether retirement, ESOP, health, or otherwise) to any of its Named Executive Officers, Employees, or Directors in any form.

         GimmeaBid.com does not compensate any of its Directors for serving on the Board. The Company does reimburse its Directors for any expenses related or in connection with their attendance at meetings of the Board.

                              FINANCIAL STATEMENTS



                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                      March 31, 2000 and December 31, 1999

                                 C O N T E N T S


Independent Accountants' Review Report...................................... 3

Balance Sheets.............................................................. 4

Statements of Operations.................................................... 5

Statements of Stockholders' Equity (Deficit)................................ 6

Statements of Cash Flows.................................................... 9

Notes to the Financial Statements.......................................... 11

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                     --------------------------------------


To the Board of Directors
Gimmeabid.com, Inc.
Dallas, Texas


We have reviewed the accompanying balance sheet of Gimmeabid.com, Inc. as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the periods ended March 31, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the balance sheet of Gimmeabid.com, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated April 27, 2000, we expressed an unqualified opinion on those financial statements.



HJ & Associates, LLC
Salt Lake City, Utah
May 4, 2000



                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                                 Balance Sheets


                                                                                March 31,           December 31,
                                                                                 2000                   1999
                                                                           ------------------  -----------------
CURRENT ASSETS

   Cash and cash equivalents                                               $          126,826   $            545
   Prepaid expenses                                                                    12,881              2,881
                                                                           ------------------   -----------------

     Total Current Assets                                                             139,707              3,426
                                                                           ------------------   ----------------

   PROPERTY AND EQUIPMENT                                                           1,149,736             4,419
                                                                           ------------------   ----------------

     TOTAL ASSETS                                                          $        1,289,443   $          7,845
                                                                           ==================   ================


                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                        $           45,940   $         47,070
   Accrued expenses                                                                    62,629             63,464
                                                                           ------------------   ----------------

     Total Current Liabilities                                                        108,569            110,534
                                                                           ------------------   ----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.001 par value: 10,000,000 shares
    authorized, 7,564,215 and 7,269,915 shares issued
    and outstanding, respectively                                                       7,564              7,270
   Capital in excess of par value                                                   5,359,578          3,888,372
   Deficit accumulated prior to January 1, 1993                                      (716,629)          (716,629)
   Deficit accumulated during the development stage
    (from January 1, 1993)                                                         (3,469,639)        (3,281,702)
                                                                           ------------------   ----------------

     Total Stockholders' Equity (Deficit)                                           1,180,874           (102,689)
                                                                           ------------------   ----------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                                     $        1,289,443   $          7,845
                                                                           ==================   ================




        See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                            Statements of Operations

                                                                                                  From
                                                                                               Inception of
                                                                                                Development
                                                                                                Stage on
                                                         For the Three Months Ended             January 1,
                                                                  March 31,                    1993 Through
                                                          --------------------------              March 31,
                                                           2000                1999                2000
                                                          ------               -----           --------------

REVENUE                                               $                -   $             -     $            -

EXPENSES                                                               -                 -                  -

   General and administrative                                    185,337         1,367,718          1,681,580
   Depreciation                                                      183                 -                618
                                                      ------------------   ---------------     --------------

     Total Expenses                                              185,520         1,367,718          1,682,198
                                                      ------------------   ---------------     --------------

   Loss from continuing operations before
     loss on discontinued operations                            (185,520)       (1,367,718)        (1,682,198)
                                                      ------------------   ---------------     --------------

LOSS ON DISCONTINUED OPERATIONS                                        -                 -         (1,774,612)
                                                      ------------------   ---------------     --------------

OTHER INCOME (EXPENSE)

   Interest expense                                               (2,530)           (2,600)           (12,942)
   Interest income                                                   113                 -                113
                                                      ------------------   ---------------     --------------
     Total Other Income (Expense)                                 (2,417)           (2,600)           (12,829)
                                                      ------------------   ---------------     --------------

NET LOSS                                              $         (187,937)  $    (1,370,318)    $   (3,469,639)
                                                      ==================   ===============     ==============

BASIC LOSS PER COMMON SHARE                           $            (0.03)  $         (0.19)
                                                      ==================   ===============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                            7,484,805         7,173,598
                                                      ==================   ===============


       See Accountants' Review Report and the accompanying notes to the reviewed financial statements.



                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                   Statements of Stockholders Equity (Deficit)



                                                                                                   Deficit
                                                                                                 Accumulated
                                                Common Stock                    Capital in       During the
                                     ---------------------------------           Excess of       Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------   ---------------      -----------------   -------------

Balance at inception of
 development stage on
 January 1, 1993                             722,167   $           722      $       2,251,680   $    (716,629)

Common stock issued for
 services at $0.58 per share                 253,868               254                146,990               -

Net loss for the year ended
 December 31, 1993                                 -                 -                     -       (1,740,571)
                                     ---------------   ---------------      -----------------  --------------

Balance, December 31, 1993                   976,035               976              2,398,670      (2,457,200)

Net loss for the year ended
 December 31, 1994                                 -                 -                      -          (1,289)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1994                   976,035               976              2,398,670      (2,458,489)

Net loss for the year ended
 December 31, 1995                                 -                 -                     -           (6,594)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1995                   976,035               976              2,398,670      (2,465,083)

Net loss for the year ended
 December 31, 1996                                 -                 -                      -          (7,381)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1996                   976,035               976              2,398,670      (2,472,464)

Net loss for the year ended
 December 31, 1997                                 -                 -                      -          (9,373)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1997                   976,035               976              2,398,670      (2,481,837)

Net loss for the year ended
 December 31, 1998                                 -                 -                      -          (9,404)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1998                   976,035   $           976      $       2,398,670   $  (2,491,241)
                                     ---------------   ---------------      -----------------   -------------



       See Accountants' Review Report and the accompanying notes to the reviewed financial statements.




                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
             Statements of Stockholders Equity (Deficit)(continued)





                                                                                                   Deficit
                                                                                                 Accumulated
                                                Common Stock                    Capital in       During the
                                     ---------------------------------           Excess of       Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------   ---------------      -----------------   -------------


Balance, December 31, 1998                   976,035   $           976      $       2,398,670   $  (2,491,241)

Common stock issued for
   services at $0.22 per share             6,173,400             6,173              1,335,923               -

Common stock issued for
   cash at $0.21 per share                    72,000                72                 14,928               -

Common stock issued for
   cash at $0.25 per share                    20,000                20                  4,980               -

Common stock issued for
   debt at $0.50 per share                     2,467                 3                  1,230               -

Common stock issued for
   services at $0.50 per share                   533                 1                    266               -

Common stock issued for
   fixed assets at $5.00 per share               290                 -                  1,450               -

Common stock issued for
   prepaid expenses at $5.00
   per share                                   1,000                 1                  4,999               -

Common stock issued for
   services at $5.00 per share                 7,790                 8                 38,942               -

Common stock issued for
   cash at $5.00 per share                    16,400                16                 81,984               -

Capital contribution of services                   -                 -                  5,000               -

Net loss for the year ended
   December 31, 1999                                                                               (1,507,090)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1999                 7,269,915   $         7,270      $       3,888,372   $  (3,998,331)
                                     ---------------   ---------------      -----------------   -------------


       See Accountants' Review Report and the accompanying notes to the reviewed financial statements.




                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
             Statements of Stockholders Equity (Deficit) (continued)





                                                                                                   Deficit
                                                                                                 Accumulated
                                                Common Stock                    Capital in       During the
                                     ---------------------------------           Excess of       Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------   ---------------      -----------------   -------------


Balance, December 31, 1999                 7,269,915   $         7,270      $       3,888,372   $  (3,998,331)

Common stock issued for
 cash at $5.00 per share                      55,500                55                277,445               -

Common stock issued for
 services at $5.00 per share                  27,700                28                138,472               -

Common stock issued for
 fixed assets at $5.00 per
 share                                           100                 -                    500               -

Common stock issued for
 software at $5.00 per share                 209,000               209              1,044,791               -

Common stock issued for
 prepaid expenses at $5.00
 per share                                     2,000                 2                  9,998               -

Net loss for the three
 months ended March 31,
 2000                                              -                 -                      -        (187,937)
                                     ---------------   ---------------      -----------------   -------------             ---------

Balance, March 31, 2000                    7,564,215   $         7,564      $       5,359,578   $  (4,186,268)
                                     ===============   ===============      =================   =============

      See Accountants' Review Report and the accompanying notes to the reviewed financial statements.




                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                      From
                                                                                                   Inception of
                                                                                                    Development
                                                                                                    Stage on
                                                             For the Three Months Ended             January 1,
                                                                    March 31,                    1993 Through
                                                      ---------------------------------------       March 31,
                                                           2000                 1999                  2000
                                                      ------------------   ------------------   ----------------


CASH FLOWS FROM OPERATING
 ACTIVITIES

   Net loss                                           $         (187,937)  $       (1,370,318)  $     (3,469,639)
   Adjustments to reconcile net loss
    to net cash used by operating
    activities:
     Common stock issued for services                            138,500            1,347,947          1,672,057
     Loss on disposition of assets                                     -                    -          1,535,773
     Depreciation expense                                            183                    -                618
   Changes in operating assets and liabilities:
     (Increase) in advances to related parties                         -               (4,300)                 -
     Decrease in prepaid expense                                       -                    -              2,119
     Increase in cash overdraft                                        -                5,000                  -
     Increase (decrease) in accounts payable
      and accrued expenses                                        (1,965)               3,801            109,802
                                                      ------------------   ------------------   ----------------

       Net Cash Used by Operating Activities                     (51,219)             (17,870)          (149,270)
                                                      ------------------   ------------------   ----------------

CASH FLOWS FROM INVESTING
 ACTIVITIES

     Purchase of fixed assets                                          -               (1,450)            (3,404)
     Purchase of software                                       (100,000)                   -           (100,000)
                                                      ------------------   ------------------   ----------------

        Net Cash Used by Investing Activities                   (100,000)              (1,450)          (103,404)
                                                      ------------------   ------------------   ----------------

CASH FLOWS FROM FINANCING
 ACTIVITIES

   Common stock issued for cash                                  277,500               20,000            379,500
                                                      ------------------   ------------------   ----------------

       Net Cash Provided by Financing Activities                 277,500               20,000            379,500
                                                      ------------------   ------------------   ----------------

INCREASE IN CASH AND CASH
 EQUIVALENTS                                                     126,281                  680            126,826

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                                 545                    -                  -
                                                      ------------------   ------------------   ----------------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                        $          126,826   $              680   $        126,826
                                                      ==================   ==================   ================


      See Accountants' Review Report and the accompanying notes to the reviewed financial statements.





                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)

                                                                                                      From
                                                                                                   Inception of
                                                                                                    Development
                                                                                                    Stage on
                                                             For the Three Months Ended             January 1,
                                                                    March 31,                    1993 Through
                                                      ---------------------------------------       March 31,
                                                           2000                 1999                  2000
                                                      ------------------   ------------------   ----------------


Cash Paid For:

   Interest                                           $                -   $                -   $              -
   Income taxes                                       $                -   $                -   $              -

Non-Cash Financing Activities:

   Issuance of common stock for services              $          138,500   $        1,347,947   $      1,672,057
   Issuance of common stock for debt                  $                -   $              868   $          1,233
   Issuance of common stock for prepaid
     expenses                                         $           10,000   $            5,000   $         15,000
   Issuance of common stock for fixed assets          $              500   $            1,450   $          1,950
   Issuance of common stock for software              $        1,045,000   $                -   $      1,045,000


      See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              Life Systems International, Inc. (the Company) was incorporated on May 15, 1986 under the laws of the State of Delaware. On July 17, 1990, the Company changed its name to Mesquite Country, Inc. On June 16, 1999, the Company changed its name to Gimmeabid.com, Inc. The Company is considered a development stage enterprise whose principal business activity will be to provide e-commerce services to commercial enterprises, initially automobile dealers and parts distributors.

              The Company has not engaged in any business operations since 1992 and it was reclassified as a development stage company as of January 1, 1993. The Company presently has only minimal assets.

              b.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

              c.  Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              d.  Property and Equipment

              Property and equipment are recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

                                                                  Useful
                          Description                             Lives
                          -----------                             ------

                          Office equipment                        5 to 7 years
                          Office furniture                        7 years

              The Company has contracted with various third parties to acquire software developed by those parties to be used in the normal course of its operations (See Note 3). When installed and operational, this software will be amortized over a 5 year period.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              e.  Income Taxes

              No provision for income taxes has been accrued because the Company has incurred losses from inception. The Company has elected a December 31 year end and has a net operating loss carryover of approximately $2,400,000 for tax purposes, which expires in 2020.

              f.  Basic Loss per Share

              During the Company's fiscal year ended 1998, the Company implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period, similar to fully diluted earnings per share.

              The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements.


                                                                                               For the Three
                                                                                               Months Ended
                                                                                               March 31, 2000
                                                                                               --------------
                                                                                                 (unaudited)
                                                            Loss               Shares            Per Share
                                                        (Numerator)          (Denominator)         Amount
                                                   ------------------    -----------------     -----------------
              Net Loss                             $         (187,937)           7,484,805     $           (0.03)
                                                   ==================    =================     =================

                                                                                               For the Three
                                                                                               Months Ended
                                                                                               March 31, 1999
                                                                                               --------------
                                                                                                 (unaudited)
                                                            Loss               Shares            Per Share
                                                        (Numerator)          (Denominator)         Amount
                                                   ------------------    -----------------     -----------------


              Net loss                             $       (1,370,318)           7,173,598     $           (0.19)
                                                   ==================    =================     =================

              g.  Reverse Stock Split

              In 1993, the Company reverse split its shares of common stock on a 1-for-20 basis. All references to shares outstanding and losses per share have been adjusted to reflect the effect of the reverse split on a retroactive basis.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

              h.  Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              i.  Revenue Recognition

              As the Company is in the development stage and has no sources of revenue, such policies have not been established. The Company will develop policies for revenue recognition when normal operations and sales commence.

              j.  Long Lived Assets

              All long lived assets are evaluated yearly for impairment per SFAS
              121. Any impairment in value is recognized as an expense in the period when the impairment occurs.

NOTE 2 -   PROPERTY AND EQUIPMENT

              Property and equipment consists of the following:


                                                                                March 31,           December 31,
                                                                                2000                  1999
                                                                          ------------------  ------------------

              Office Equipment                                            $            3,604  $            3,604
              Office Furniture                                                         1,250               1,250
              Leasehold improvements                                                     500                   -
              Software                                                             1,145,000                   -
                                                                          ------------------  ------------------

                                                                                   1,150,354               4,854
              Accumulated depreciation                                                  (618)               (435)
                                                                          ------------------  ------------------

              Net Property and Equipment                                  $        1,149,736  $            4,419
                                                                          ==================  ==================


              Depreciation expense for the three months ended March 31, 2000 and 1999 was $183 and $-0-, respectively.

NOTE 3 -   COMMITMENTS AND CONTINGENCIES

              The Company leases certain office equipment used in its operations under a non-cancellable operating lease. The lease term expires in June 2003. The monthly rental payment for the lease is $67.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 3 -   COMMITMENTS AND CONTINGENCIES (Continued)

              The Company leases certain office furniture used in its operations under non-cancellable operating leases. The lease terms expire in March 2000 and April 2000. At the end of the lease terms, the Company has the option to continue to lease the furniture on a month-to-month basis. The monthly rental payment for the leases is $382.

              The Company leases office space located in Dallas, Texas under a non-cancellable operating lease. The lease term expires in July 2000. The monthly rental payment for the lease is $248.

              Minimum future lease payments on the leases as of March 31, 2000 are as follows:

               Year Ended
              December 31,                                             Amount
              ------------                                             ------
                    2000                                      $           1,838
                    2001                                                    801
                    2002                                                    801
                    2003                                                    400
                    2004 and thereafter                                       -
                                                              -----------------

                    Total                                     $           3,840
                                                              =================

              On January 15, 2000, the Company entered into an agreement with Integrated Concepts, Inc. to develop a custom e-commerce internet application for the Company for $1.5 million. The Company agreed to pay $1.0 million in common stock at a price of $5.00 per share totaling 200,000 shares. The remaining $500,000 is to be paid over the development of the project. In accordance with the terms of the agreement, the Company paid $100,000 to Integrated Concepts, Inc. upon their acceptance of the contract.

NOTE 4 -   COMMON STOCK

              In January 1999, the Company issued 6,173,400 shares of its common stock to officers and other individuals for services rendered to the Company, valued at $1,342,097 at a price of $0.22 per share.

              In January 1999, the Company sold 72,000 shares of its common stock for cash proceeds of $15,000 at a price of $0.21 per share.

              In January 1999, the Company sold 20,000 shares of its common stock for cash proceeds of $5,000 at a price of $0.25 per share.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 4 -      COMMON STOCK (Continued)

              In January 1999, the Company issued 3,000 shares of its common stock in settlement of debt of $1,233 and for services rendered to the Company valued at $267 at a price of $0.50 per share.

              In March 1999, the Company issued 290 shares of its common stock at $1,450 at a price of $5.00 per share and a payable in the amount of $1,450 for equipment valued at $2,900.

              In March 1999, the Company issued 1,000 shares of its common stock at $5,000 at a price of $5.00 per share for services to be rendered to the Company in future periods.

              From March 1999 to October 1999, the Company issued 7,790 shares of its common stock for services rendered to the Company valued at $38,950 at a price of $5.00 per share.

              From April 1999 to October 1999, the Company sold 16,400 shares of its common stock for cash proceeds of $82,000 at a price of $5.00 per share.

              On January 15, 2000, the Company issued 200,000 shares of its common stock and made the initial payment of $100,000 to Integrated Concepts, Inc. upon that company's acceptance of the contract (see Note 3).

              From January 1 to March 31, 2000, the Company issued 38,800 shares of its common stock for services rendered to the Company, prepaid expenses, fixed assets and software development costs valued at $194,000 at a price of $5.00 per share.

              From January 1 to March 31, 2000, the Company sold 55,500 shares of its common stock for cash proceeds of $277,500 at a price of $5.00 per share.

NOTE 5 -      GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has been in the development stage since January 1, 1993 and does not have a significant operating history. In order to carry out its operating plans, the Company will need to obtain additional funding from outside sources. The Company is pursuing new business opportunities through merger or purchase of existing, operating companies. Due to the extremely limited assets and resources of the Company, no assurance can be given that the Company will be successful in its pursuit of new business opportunities.

NOTE 6 -      DISCONTINUED OPERATIONS

              In 1992, the Company discontinued its operations and, in 1993, sold all of its operating assets. The operating results for the periods from 1993 through 1998 have been reclassified and reported as discontinued operations.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 7 -    SUBSEQUENT EVENTS

              From April 1 to April 30, 2000, the Company issued 15,745 shares of its common stock for services rendered to the Company valued at $78,725 at a price of $5.00 per share.

              From April 1 to April 30, 2000, the Company sold 19,060 shares of its common stock for cash proceeds totaling $95,300 at a price of $5.00 per share.

              On April 10, 2000, the Company entered into an agreement with an individual to market the Company's e-commerce websites to dealers and transporters of motor vehicles, water craft, aircraft, agricultural equipment, recreational vehicles and heavy equipment in the western United States.

              The term of the agreement is 5 years, but may be terminated by the Company due to non-performance by the individual. In addition to a pre-determined commission schedule and in accordance with the terms of the agreement, the individual has 90 days from the effective date of the agreement to make "substantial performance "in signing up dealers. Should the individual make such performance, the Company will provide to the individual 10,000 shares of the Company's common stock, options to purchase 400,000 shares of the Company's common stock at $5.00 per share for a period of three years from the date the Company provides the individual the initial 10,000 common shares, and make the individual a member of the board of directors.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 1999

                                 C O N T E N T S



Independent Auditors' Report................................................ 3

Balance Sheet............................................................... 4

Statements of Operations.................................................... 5

Statements of Stockholders' Equity (Deficit)................................ 6

Statements of Cash Flows.................................................... 8

Notes to the Financial Statements.......................................... 10

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board of Directors
Gimmeabid.com, Inc.
(Formerly Mesquite Country, Inc.)
(A Development Stage Company)
Dallas, Texas

We have audited the accompanying balance sheet of Gimmeabid.com, Inc. (formerly Mesquite Country, Inc.) (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998 and from inception of the development stage on January 1, 1993 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, in the financial position of Gimmeabid.com, Inc. (formerly Mesquite Country, Inc.) (a development stage company) as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and from inception of the development stage on January 1, 1993 through December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Jones, Jensen & Company
Salt Lake City, Utah
April 27, 2000

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                                  Balance Sheet



                                                                                                  December 31,
                                                                                                     1999
                                                                                               -----------------

CURRENT ASSETS

   Cash and cash equivalents                                                                   $             545
   Prepaid expenses                                                                                        2,881
                                                                                               -----------------

     Total Current Assets                                                                                  3,426

   PROPERTY AND EQUIPMENT, NET (Notes 1 and 2)                                                             4,419
                                                                                               -----------------

     TOTAL ASSETS                                                                              $           7,845
                                                                                               =================

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Accounts payable                                                                            $          47,070
   Accrued expenses                                                                                       63,464
                                                                                               -----------------

     Total Current Liabilities                                                                           110,534

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.001 par value: 10,000,000 shares
    authorized, 7,269,915 shares issued and outstanding                                                    7,270
   Capital in excess of par value                                                                      3,888,372
   Deficit accumulated prior to January 1, 1993                                                         (716,629)
   Deficit accumulated during the development stage (from January 1, 1993)                            (3,281,702)
                                                                                               -----------------

     Total Stockholders' Equity (Deficit)                                                               (102,689)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                      $           7,845
                                                                                               =================



              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                            Statements of Operations


                                                                                        From
                                                                                    Inception of
                                                                                     Development
                                                                                       Stage on
                                                                                      January 1,
                                                         For the Years Ended         1993 Through
                                                            December 31,              December 31,
                                                        1999            1998            1999
                                                      -----------    -----------    -------------


REVENUE                                               $         -   $          -    $           -

EXPENSES                                                        -              -                -

   General and administrative                           1,496,243              -        1,496,243
   Depreciation                                               435              -              435
                                                      -----------   ------------    -------------

     Total Expenses                                     1,496,678              -        1,496,678
                                                      -----------   ------------    -------------

   Loss from continuing operations before
     loss on discontinued operations                   (1,496,678)             -       (1,496,678)
                                                      -----------   ------------    -------------

LOSS ON DISCONTINUED OPERATIONS                                 -         (9,404)      (1,774,612)
                                                      -----------   ------------    -------------

OTHER EXPENSE

   Interest Expense                                       (10,412)             -          (10,412)
                                                      -----------   ------------    -------------

     Total Other Expense                                  (10,412)             -          (10,412)
                                                      -----------   ------------    -------------

NET LOSS                                              $(1,507,090)  $     (9,404)   $  (3,281,702)
                                                      ===========   ============    =============

BASIC LOSS PER COMMON SHARE                           $     (0.21)  $      (0.00)
                                                      ===========   ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                     7,235,438        976,035
                                                      ===========   ============




              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                   Statements of Stockholders Equity (Deficit)





                                                                                                   Deficit
                                                                                                 Accumulated
                                                Common Stock                    Capital in       During the
                                     ---------------------------------           Excess of       Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------   ---------------      -----------------   -------------



Balance at inception of
 development stage on
 January 1, 1993                             722,167   $           722      $       2,251,680   $    (716,629)

Common stock issued for
 services at $0.58 per share                 253,868               254                146,990               -

Net loss for the year ended
 December 31, 1993                                 -                 -                     -       (1,740,571)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1993                   976,035               976              2,398,670      (2,457,200)

Net loss for the year ended
 December 31, 1994                                 -                 -                      -          (1,289)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1994                   976,035               976              2,398,670      (2,458,489)

Net loss for the year ended
 December 31, 1995                                 -                 -                      -          (6,594)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1995                   976,035               976              2,398,670      (2,465,083)

Net loss for the year ended
 December 31, 1996                                 -                 -                      -          (7,381)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1996                   976,035               976              2,398,670      (2,472,464)

Net loss for the year ended
 December 31, 1997                                 -                 -                      -          (9,373)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1997                   976,035               976              2,398,670      (2,481,837)

Net loss for the year ended
 December 31, 1998                                 -                 -                      -          (9,404)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1998                   976,035   $           976      $       2,398,670   $  (2,491,241)
                                     ---------------   ---------------      -----------------   -------------



              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
             Statements of Stockholders Equity (Deficit)(Continued)



                                                                                                   Deficit
                                                                                                 Accumulated
                                                Common Stock                    Capital in       During the
                                     ---------------------------------           Excess of       Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------   ---------------      -----------------   -------------



Balance, December 31, 1998                   976,035   $           976      $       2,398,670   $  (2,491,241)

Common stock issued for
   services at $0.22 per share             6,173,400             6,173              1,335,923               -

Common stock issued for
   cash at $0.21 per share                    72,000                72                 14,928               -

Common stock issued for
   cash at $0.25 per share                    20,000                20                  4,980               -

Common stock issued for
   debt at $0.50 per share                     2,467                 3                  1,230               -

Common stock issued for
   services at $0.50 per share                   533                 1                    266               -

Common stock issued for
   fixed assets at $5.00 per share               290                 -                  1,450               -

Common stock issued for
   prepaid expenses at $5.00
   per share                                   1,000                 1                  4,999               -

Common stock issued for
   services at $5.00 per share                 7,790                 8                 38,942               -

Common stock issued for
   cash at $5.00 per share                    16,400                16                 81,984               -

Capital contribution of services                   -                 -                  5,000               -

Net loss for the year ended
   December 31, 1999                                                                               (1,507,090)
                                     ---------------   ---------------      -----------------   -------------

Balance, December 31, 1999                 7,269,915   $         7,270      $       3,888,372   $  (3,998,331)
                                     ===============   ===============      =================   =============




              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                     From
                                                                                                   Inception of
                                                                                                    Development
                                                                                                    Stage on
                                                             For the Years Ended                  January 1,
                                                                 December 31,                    1993 Through
                                                      ---------------------------------------    December 31,
                                                           1999                 1998                  1999
                                                      ------------------   ------------------   ----------------


CASH FLOWS FROM OPERATING
 ACTIVITIES

   Net loss                                           $       (1,507,090)  $           (9,404)  $     (3,281,702)
   Adjustments to reconcile net loss
    to net cash used by operating
    activities:
     Common stock issued for services                          1,386,313                    -          1,533,557
     Loss on disposition of assets                                     -                    -          1,535,773
     Depreciation expense                                            435                    -                435
   Changes in operating assets and liabilities:
     Decrease in prepaid expense                                   2,119                    -              2,119
     Increase in accounts payable and
      accrued expenses                                            20,172                9,404            111,767
                                                      ------------------   ------------------   ----------------

       Net Cash Used by Operating Activities                     (98,051)                   -            (98,051)
                                                      ------------------   ------------------   ----------------

CASH FLOWS FROM INVESTING
 ACTIVITIES

     Purchase of fixed assets                                     (3,404)                   -             (3,404)
                                                      ------------------   ------------------   ----------------

        Net Cash Used by Investing Activities                     (3,404)                   -             (3,404        )
                                                      ------------------   ------------------   ----------------

CASH FLOWS FROM FINANCING
 ACTIVITIES

   Common stock issued for cash                                  102,000                    -            102,000
                                                      ------------------   ------------------   ----------------

       Net Cash Provided by Financing Activities                 102,000                    -            102,000
                                                      ------------------   ------------------   ----------------

INCREASE IN CASH AND CASH
 EQUIVALENTS                                                         545                    -                545

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                                   -                    -                  -
                                                      ------------------   ------------------   ----------------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                        $              545   $                -   $            545
                                                      ==================   ==================   ================




              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)


                                                                                                     From
                                                                                                   Inception of
                                                                                                    Development
                                                                                                    Stage on
                                                             For the Years Ended                  January 1,
                                                                 December 31,                    1993 Through
                                                      ---------------------------------------    December 31,
                                                           1999                 1998                  1999
                                                      ------------------   ------------------   ----------------


Cash Paid For:

   Interest                                           $                -   $                -   $              -
   Income taxes                                       $                -   $                -   $              -

Non-Cash Financing Activities:

   Issuance of common stock for services              $        1,386,313   $                -   $      1,533,557
   Issuance of common stock for debt                  $            1,233   $                -   $          1,233
   Issuance of common stock for prepaid
     expenses                                         $            5,000   $                -   $          5,000
   Issuance of common stock for fixed
     assets                                           $            1,450   $                -   $          1,450



              The accompanying notes are an integral part of these
                             financial statements.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              Life Systems International, Inc. (the Company) was incorporated on May 15, 1986 under the laws of the State of Delaware. On July 17, 1990, the Company changed its name to Mesquite Country, Inc. On June 16, 1999, the Company changed its name to Gimmeabid.com, Inc. The Company is considered a development stage enterprise whose principal business activity will be to provide e-commerce services to commercial enterprises, initially automobile dealers and parts distributors.

              The Company has not engaged in any business operations since 1992 and it was reclassified as a development stage company as of January 1, 1993. The Company presently has only minimal assets.

              b.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

              c.  Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              d.  Property and Equipment

              Property and equipment are recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

                                                                      Useful
                               Description                            Lives
                               -----------                            ------

                               Office equipment                     5 to 7 years
                               Office furniture                     7 years

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              e.  Income Taxes

              No provision for income taxes has been accrued because the Company has incurred losses from inception. The Company has elected a December 31 year end and has a net operating loss carryover of approximately $2,200,000 for tax purposes, which expires in 2019.

              f.  Basic Loss per Share

              During the Company's fiscal year ended 1998, the Company implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period, similar to fully diluted earnings per share.

              The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements.


                                                                                                   For the
                                                                                                  Year Ended
                                                                                                 December 31,
                                                                                               --------------
                                                                                                   1999
                                                            Loss               Shares            Per Share
                                                        (Numerator)          (Denominator)         Amount
                                                   ------------------    -----------------     -----------------

              Loss from continuing
               operations                          $       (1,507,090)           7,235,438     $           (0.21)
              Loss from discontinued
               operations                                           -            7,235,438                  0.00
                                                   ------------------    -----------------     -----------------

              Net loss                             $       (1,507,090)           7,235,438     $           (0.21)
                                                   ==================    =================     =================


                                                                                                   For the
                                                                                                  Year Ended
                                                                                               December 31, 1998
                                                                                               --------------
                                                           Loss               Shares             Per Share
                                                        (Numerator)          (Denominator)         Amount
                                                   ------------------    -----------------     -----------------

              Loss from continuing
               operations                          $                -              976,035     $            0.00
              Loss from discontinued
               operations                                      (9,404)             976,035                 (0.00)
                                                   ------------------    -----------------     -----------------

              Net loss                             $           (9,404)             976,035     $           (0.00)
                                                   ==================    =================     =================


                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)

              f.  Reverse Stock Split

              In 1993, the Company reverse split its shares of common stock on a 1-for-20 basis. All references to shares outstanding and losses per share have been adjusted to reflect the effect of the reverse split on a retroactive basis.

              g.  Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              h.  Revenue Recognition

              As the Company is in the development stage and has no sources of revenue, such policies have not been established. The Company will develop policies for revenue recognition when normal operations and sales commence.

NOTE 2 -   PROPERTY AND EQUIPMENT

              Property and equipment consists of the following:

                                                                   December 31,
                                                                       1999
                                                                   ------------

              Office Equipment                                     $     3,604
              Office Furniture                                           1,250
                                                                   -----------

                                                                         4,854
              Accumulated depreciation                                    (435)

              Net Property and Equipment                           $     4,419
                                                                   ===========

              Depreciation expense for the years ended December 31, 1999 and 1998 was $435 and $-0-, respectively.


NOTE 3 -   COMMITMENTS AND CONTINGENCIES

              The Company leases certain office equipment used in its operations under a non-cancellable operating lease. The lease term expires in June 2003. The monthly rental payment for the lease is $67.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 3 -   COMMITMENTS AND CONTINGENCIES (Continued)

              The Company leases certain office furniture used in its operations under non-cancellable operating leases. The lease terms expire in March 2000 and April 2000. At the end of the lease terms, the Company has the option to continue to lease the furniture on a month-to-month basis. The monthly rental payment for the leases is $382.

              The Company leases office space located in Dallas, Texas under a non-cancellable operating lease. The lease term expires in July 2000. The monthly rental payment for the lease is $248.

              Minimum future lease payments on the leases as of December 31, 1999 are as follows:

               Year Ended
              December 31,                                           Amount
              ------------                                         -----------

                    2000                                           $     3,530
                    2001                                                   801
                    2002                                                   801
                    2003                                                   400
                    2004 and thereafter                                      -
                                                                   -----------

                    Total                                          $     5,532
                                                                   ===========

              On December 28, 1999, the board of directors authorized the Company to enter into an agreement with Integrated Concepts, Inc. to develop a custom e-commerce internet application for the Company for $1.5 million. The board of directors authorized the Company to pay $1.0 million in common stock at a price of $5.00 per share totaling 200,000 shares. The remaining $500,000 is to be paid over the development of the project, with $100,000 due upon acceptance of the contract by Integrated Concepts, Inc.

NOTE 4 -   COMMON STOCK

              In January 1999, the Company issued 6,173,400 shares of its common stock to officers and other individuals for services rendered to the Company, valued at $1,342,097 at a price of $0.22 per share.

              In January 1999, the Company sold 72,000 shares of its common stock for cash proceeds of $15,000 at a price of $0.21 per share.

              In January 1999, the Company sold 20,000 shares of its common stock for cash proceeds of $5,000 at a price of $0.25 per share.

              In January 1999, the Company issued 3,000 shares of its common stock in settlement of debt of $1,233 and for services rendered to the Company valued at $267 at a price of $0.50 per share.

              In March 1999, the Company issued 290 shares of its common stock at $1,450 at a price of $5.00 per share and a payable in the amount of $1,450 for equipment valued at $2,900.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 4 -      COMMON STOCK (Continued)

              In March 1999, the Company issued 1,000 shares of its common stock at $5,000 at a price of $5.00 per share for services to be rendered to the Company in future periods.

              From March 1999 to October 1999, the Company issued 7,790 shares of its common stock for services rendered to the Company valued at $38,950 at a price of $5.00 per share.

              From April 1999 to October 1999, the Company sold 16,400 shares of its common stock for cash proceeds of $82,000 at a price of $5.00 per share.

NOTE 5 -      GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has been in the development stage since January 1, 1993 and does not have a significant operating history. In order to carry out its operating plans, the Company will need to obtain additional funding from outside sources. The Company is pursuing new business opportunities through merger or purchase of existing, operating companies. Due to the extremely limited assets and resources of the Company, no assurance can be given that the Company will be successful in its pursuit of new business opportunities.

NOTE 6 -      DISCONTINUED OPERATIONS

              In 1992, the Company discontinued its operations and, in 1993, sold all of its operating assets. The operating results for the periods from 1993 through 1998 have been reclassified and reported as discontinued operations.

NOTE 7 -    SUBSEQUENT EVENTS

              On January 15, 2000, the Company issued 200,000 shares of its common stock and made the initial payment of $100,000 to Integrated Concepts, Inc. upon that company's acceptance of the contract (see Note 3).

              From January 1 to April 27, 2000, the Company issued 54,545 shares of its common stock for services rendered to the Company, pre-paid expenses, fixed assets, and software development costs valued at $272,725 at a price of $5.00 per share.

              From January 1 to April 27, 2000, the Company sold 74,560 shares of its common stock for cash proceeds totaling $372,800 at a price of $5.00 per share.

              On April 10, 2000, the Company entered into an agreement with an individual to market the Company's e-commerce websites to dealers and transporters of motor vehicles, water craft, aircraft, agricultural equipment, recreational vehicles and heavy equipment in the western United States.

                               GIMMEABID.COM, INC.
                        (Formerly Mesquite Country, Inc.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 1999


NOTE 7 -      SUBSEQUENT EVENTS (Continued)

              The term of the agreement is 5 years, but may be terminated by the Company due to non-performance by the individual. In addition to a pre-determined commission schedule and in accordance with the terms of the agreement, the individual has 90 days from the effective date of the agreement to make "substantial performance "in signing up dealers. Should the individual make such performance, the Company will provide to the individual 10,000 shares of the Company's common stock, options to purchase 400,000 shares of the Company's common stock at $5.00 per share for a period of three years from the date the Company provides the individual the initial 10,000 common shares, and make the individual a member of the board of directors.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

         The validity of the issuance of shares of GimmeaBid.com's common stock offered hereby has been passed upon for GimmeaBid.com by Fabian & Clendenin, located in Salt Lake City, Utah.

                                     EXPERTS

         The audited financial statements of GimmeaBid.com at December 31, 1999, and 1998, and for the years then ended, and for the period from incorporation to December 31, 1999, and the reviewed but unaudited interim financial statements through March 31, 2000, appearing in this prospectus and registration statement have been audited and reviewed respectively by Jones, Jensen and Co., Certified Public Accountants, and are included in reliance upon such reports given upon the authority of Jones, Jensen and Co. as experts in accounting and auditing.

                    WHERE CAN YOU FIND ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to GimmeaBid.com and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

---------------------

                                            TABLE OF CONTENTS

Page
Prospectus Summary.....................4
Risk Factors...........................6
Use of Proceeds.......................12
Dilution..............................13
Selling Stockholders..................14
Plan of Distribution..................17
Legal Proceedings.....................19
Directors, Officers,
Promoters, and Control Persons........19

Description of Securities.............21
Indemnification.......................22
Description of Business...............22
Management's Discussion and
Analysis of Financial Condition and
Results of  Operations................24
Certain Relationships.................25
Executive Compensation................26
!st Quarter Financial Statements......27
1999 Audited Financial Statements.....43
Financial Projections.................58
[GRAPHIC OMITTED]


         Until the effective date, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments of subscriptions.

         No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the General Corporation Law of Delaware. In addition, the Company has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in the Company's Bylaws. The indemnification agreements contain provisions that may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBTUION

Accounting                                              $    10,000  *
Attorney Fees                                           $    25,000  *
Commissions (if B/D is used)                            $ 4,275,000
NASDAQ application                                      $     5,000  *
Printing Expense                                        $     5,000  *
Printing Expense                                        $     5,000  *
Standard & Poor's Listing                               $     8,500  *
Registration Fees - SEC (1)                             $    13,543
Transfer Agent                                          $    15,000   *
          Total Offering Expense                        $ 4,362,043

(1) The Company is offering 1,500,000 shares through this Offering that will incur $7,524 in registration fees; while, the selling shareholders are offering 1,200,000 shares which will incur $6,019 in registration fees which the Company has agreed to pay on their behalf.
     *   These figures represent estimations by management.

                     RECENT SALES OF UNREGISTERED SECURITIES

     In January, 1999, GimmeaBid.com issued 6,173,400 shares of GimmeaBid.com's common stock to officers and other individuals for services rendered to GimmeaBid.com valued at $1,342,097 or $0.22 per share. The transactions were isolated transactions with less than ten persons having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

     In January, 1999, GimmeaBid.com sold 72,000 shares of GimmeaBid.com's common stock for cash of $15,000. The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

     In January, 1999, GimmeaBid.com sold 20,000 shares of GimmeaBid.com's common stock for cash at $0.25 per share, or $5,000. The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         In January, 1999, GimmeaBid.com issued 3,000 shares of GimmeaBid.com's common stock in settlement of debt of $1,233 and for services rendered to GimmeaBid.com valued at $267 for a price of $0.50 per share. The transaction was an isolated transaction with a person having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         Beginning  in  February,   1999,   and  ending  on  October  30,  1999,
GimmeaBid.com sold 37,216 common shares in a series of transactions not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 25 persons close to GimmeaBid.com and/or its officers and directors, no public solicitation took place and no selling commissions were received by the officers and directors who sold the shares. 16,400 of the shares were sold for cash at $5.00 per share. The remaining 20,816 shares were exchanged for goods and services provided to GimmeaBid.com at the exchange rate of one share for $5.00 of goods and services provided. The goods and services exchanged included graphic design, accounting and tax preparations, printing, computer hardware & repairs, market research, a copier and phone system, as well as marketing services, and general consulting. The total value of cash, goods and services received in the private placement totaled $186,080.00. The non-public offering was also exempt from registration under section 5(6) of the Act pursuant to rule 504 promulgated under Regulation D in that:
 .     GimmeaBid.com was not subject to the reporting  requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934;
 .     GimmeaBid.com was not an investment company;
 .     GimmeaBid.com  was not a  development  stage  company  that  either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other entity or person;
 .     The aggregate selling price for the Shares did not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before the start of and during the offering, in reliance on any exemption under the section 3(b) of the Act, or in violation of section 5(a) of the Act.

         Beginning in November, 1999, and ending on April 30, 2000, GimmeaBid.com sold 321,605 common shares pursuant to rule 506 promulgated under Regulation D. Accordingly the offering was exempt from registration under section 5(a) of the Act. The shares were sold to a total of 45 who were all accredited investors as that term is defined in rule 501 of Regulation D. No public solicitation took place and no selling commissions were received by the officers and directors who sold the shares. 67,160 of the shares were sold for cash at $5.00 per share. The remaining 254,445 shares were exchanged for goods and services provided to GimmeaBid.com at the exchange rate of one share for every $5.00 of goods and services provided. The goods and services provided were primarily part of our transaction with Integrated Concepts, Inc. wherein it was issued 200,000 common shares in exchange for the development, hosting, design, and launch of our Internet applications. The remaining shares were issued for various services which included software, temporary hosting, market research, content development, legal services, accounting services, business plan editing, printing, data entry, and general consulting and research. The total value of cash, goods and services received in the rule 506 offering totaled $1,608,025.00.

                                    EXHIBITS

         Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1      Articles of Incorporation
3.2      By-Laws
5        Opinion Re: Legality
10.1     Integrated Concepts Agreement
10.2     John Crowell Marketing Agreement
11       Statement re: computation of per share earnings
15       Letter on Un-Audited Interim Financial Information
23.1     Consent of Experts & Counsel
23.2     Consent of Experts & Counsel
27       Financial Data Schedule
99       Financial Projections



                                  UNDERTAKINGS

GimmeaBid.com will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) Include any additional or changed material information on the plan of distribution.
         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         If an underwriter is used in the offering, GimmeaBid.com will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
         Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on May 8, 2000.

                                     GimmeaBid.com, Inc., a Delaware corporation

                                     By:       /s/ Michael Wood
                                     -------------------------------------------
                                          Michael Wood, President

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


     /s/ Michael Wood                                          May 8, 2000
-----------------------------------------
Michael Wood, Principal Executive Officer
         and Director


       /s/ Charles Wood                                        May 8, 2000
-----------------------------------------
Charles Wood, Vice President and Director

      /s/ Ann  Wood                                            May 8, 2000
-----------------------------------------
Ann Wood, Secretary and Director




       /s/ Maegan Anders                                       May 8, 2000
-----------------------------------------
Maegan Anders, Principal Financial Officer,
Principal Accounting Officer and Director